United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(64,912,663)
Realized Trading Gain (Loss) on Swaps	(5,671,377)
Unrealized Gain (Loss) on Market Value of Futures	84,493,453
Unrealized Gain (Loss) on Market Value of Swaps	9,828,074
Dividend Income	11,558
Interest Income	16,407
ETF Transaction Fees	18,000
Total Income (Loss)	$23,783,452

Expenses
General Partner Management Fees	$477,726
Brokerage Commissions	244,285
Tax Reporting Fees	111,076
Audit Fees	12,274
NYMEX License Fee	12,030
Non-interested Directors' Fees and Expenses	8,734
Prepaid Insurance Expense	4,524
Total Expenses	$870,649
Net Income (Loss)	$22,912,803

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/13	$1,102,092,306
Additions (4,400,000 Units)	80,956,214
Withdrawals (10,900,000 Units)	(204,279,412)
Net Income (Loss)	22,912,803

Net Asset Value End of Month	$1,001,681,911
Net Asset Value Per Unit (52,166,476 Units)	$19.20

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612